HGST Media Contact:	WDC Investor Contact:
Jessica Kersey HGST 408.717.7924 jessica.kersey@hgst.com	Bob Blair Western Digital Corp. 949.672.7834 robert.blair@wdc.com

sTec, Inc. Media Contact:	sTec, Inc. Investor Contact:
Jerry Steach Director, Public Relations sTec, Inc. 415.222.9996 jsteach@stec-inc.com	Mitch Gellman Vice President of Investor Relations sTec, Inc. 949.260.8328 ir@stec-inc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL TO STRATEGICALLY EXPAND ITS POSITION IN
ENTERPRISE SOLID STATE STORAGE WITH THE ACQUISITION OF STEC, INC.;
COMPANY TO BE FULLY INTEGRATED INTO HGST
HGST to Deepen SSD Capabilities and Expertise with sTec IP and Engineering Talent

SAN JOSE and SANTA ANA, Calif., June 24, 2013 – Western Digital® Corporation (NASDAQ: WDC) and sTec, Inc. (NASDAQ: STEC) announced today that they have entered into a definitive merger agreement under which sTec, Inc., an early innovator in enterprise solid-state drives (SSDs), will be acquired by HGST, a wholly-owned subsidiary of Western Digital. sTec will be acquired for approximately $340 million in cash, which equates to $6.85 per share. This represents approximately $207 million in enterprise value, net of sTec’s cash as of March 31, 2013.

The pending acquisition augments HGST’s existing solid-state storage capabilities, accelerating its ability to expand its participation in the rapidly growing area of enterprise SSDs. HGST remains committed to its highly successful joint development program with Intel® Corp. and will continue to deliver current and future SAS-based SSD products with Intel.

sTec has strong engineering talent and intellectual property that will complement HGST technical expertise and capabilities. HGST will continue to support existing sTec® products and collaborate with its customers to understand their future requirements.

“Solid state storage in the enterprise will play an increasingly strategic role in the future of Western Digital,” said Steve Milligan, president and chief executive officer, Western Digital Corporation. “This acquisition is one more building block in our strategy to capitalize on the dramatic changes within the storage industry by investing in SSDs and other high-growth storage products.”

“This acquisition demonstrates HGST’s ongoing commitment to the rapidly growing enterprise SSD segment, where we already have a successful product line,” said Mike Cordano, president, HGST. “We are excited to welcome such a talented team of professionals to HGST, where their inventive spirit will be embraced and encouraged.”

“At this key point in the evolution of the storage industry, sTec is excited to consummate this transaction. It will be an important next step in proliferating many of the innovative products and technologies that sTec has been known for throughout its 23-year history and provides immediate value for our shareholders and a strong future for our employees and customers,” said Mark Moshayedi, president and chief executive officer, sTec. “This merger will enable our world-class engineering team and IP to continue to make a significant contribution to the high-performance enterprise SSD space that has long been sTec’s focus.”

The board of directors of sTec, on the unanimous recommendation of a special committee of independent directors of the board, has unanimously approved the merger agreement and has resolved to recommend that sTec shareholders approve the transaction at a sTec shareholders meeting to be held to approve the merger agreement and the merger. The directors and executive officers of sTec have entered into separate voting agreements under which they have agreed, subject to certain exceptions, to vote their respective shares in favor of the proposed transaction.

Wells Fargo Securities, LLC has acted as the financial advisor to Western Digital and BofA Merrill Lynch has acted as the financial advisor to sTec in connection with this transaction.

Closing of the acquisition, which is subject to customary conditions, is expected to occur in the third or fourth calendar quarter of 2013.

Supplemental Information

A question and answer document related to the sTec acquisition is available on the Western Digital website at www.wdc.com or click here. The companies are not holding a conference call related to the acquisition; Western Digital will provide additional commentary on its next quarterly results conference call scheduled for Wednesday, July 24, after the close of the NASDAQ market.

About Western Digital Corporation

Western Digital Corporation (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

About HGST

HGST (formerly known as Hitachi Global Storage Technologies or Hitachi GST), a Western Digital company (NASDAQ: WDC), develops advanced hard disk drives, enterprise-class solid state drives, innovative external storage solutions and services used to store, preserve and manage the world’s most valued data. Founded by the pioneers of hard drives, HGST provides high-value storage for a broad range of market segments, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Personal Storage. HGST was established in 2003 and maintains its U.S. headquarters in San Jose, California. For more information, please visit the company’s website at http://www.hgst.com.

About sTec, Inc.

sTec, Inc. is a leading global provider of enterprise-class, solid-state storage solutions designed for the ever-growing performance, reliability and endurance requirements of today’s advanced data centers. The industry’s first company to deploy solid-state drives (SSDs) into large-scale enterprise environments, sTec offers the industry’s widest range of solid-state storage solutions, which protect critical information for major business and government organizations worldwide. Headquartered in Santa Ana, California, sTec also serves the embedded and military/aerospace segments with SSDs for industrial and rugged environments. For more information, visit www.stec-inc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning benefits expected from the sTec acquisition, the expected timing of the completion of the transaction and management’s anticipated plans and strategies for the sTec business. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including failure to consummate or delay in consummating the transaction; the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, technology, research and development capabilities, infrastructure and employees of HGST and sTec; the impact of continued uncertainty and volatility in global economic conditions; actions by competitors; business conditions and growth in the various hard drive markets; and other risks and uncertainties listed in Western Digital’s and sTec’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s recent Form 10-Q filed with the SEC on May 3, 2013 and sTec’s recent Form 10-Q filed with the SEC on May 8, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Western Digital nor sTec undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, sTec, Inc. will file a proxy statement with the SEC. Additionally, sTec and Western Digital Corporation will file other relevant materials in connection with the proposed acquisition of sTec. The materials to be filed by sTec with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and security holders of sTec are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. sTec and its directors and executive officers may be deemed to be participants in the solicitation of proxies of sTec shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of sTec’s executive officers and directors in the solicitation by reading the proxy statement relating to the merger and other relevant materials filed with the SEC when they become available. Additional information concerning sTec’s directors and executive officers, including their ownership of sTec’s common stock, is set forth in sTec’s 2013 annual meeting proxy statement filed with the SEC on June 7, 2013 and will also be set forth in the proxy statement relating to the merger when it becomes available.

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Western Digital, WD, HGST and the WD and HGST logos are registered trademarks in the U.S. and other countries. sTec and the sTec logo are either registered trademarks or trademarks of sTec, Inc. in the U.S. and certain other countries. Other marks may be mentioned herein that belong to other companies.